Elevation Series Trust 485BPOS

Exhibit 99.(h)(9)

May 12, 2025

State Street Bank and Trust Company

1 Congress Street

Boston, MA 02114

Attention: Senior Vice President - Custody Operations

with a copy to:

State Street Bank and Trust Company

Legal Division – Global Services Americas

1 Congress Street

Boston, MA 02114

Re: TrueShares Structured Outcome (January) ETF (“JANZ”), TrueShares Structured Outcome (February) ETF (“FEBZ”), TrueShares Structured Outcome (March) ETF (“MARZ”), TrueShares Structured Outcome (April) ETF (“APRZ”), TrueShares Structured Outcome (May) ETF (“MAYZ”), TrueShares Structured Outcome (June) ETF (“JUNZ”), TrueShares Structured Outcome (July) ETF (“JULZ”), TrueShares Structured Outcome (August) ETF (“AUGZ”), TrueShares Structured Outcome (September) ETF (“SEPZ”), TrueShares Structured Outcome (October) ETF (“OCTZ”), TrueShares Structured Outcome (November) ETF (“NOVZ”), TrueShares Structured Outcome (December) ETF (“DECZ”), RiverNorth Patriot ETF (“FLDZ”), RiverNorth Enhanced Pre-Merger SPAC ETF (“SPCZ”), RiverNorth Opal Dividend Income ETF (“DIVZ”), TrueShares Technology, AI, & Deep Learning ETF (“LRNZ”), TrueShares Active Yield ETF (“ERNZ”), TrueShares Eagle Global Renewable Energy Income ETF (“RNWZ”) and RiverNorth Active Income ETF (“CEFZ”) (the “Funds”)

Ladies and Gentlemen:

Please be advised that the undersigned Funds have been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 11, the Additional Portfolios provision, of the Transfer Agency and Service Agreement dated as of September 22, 2022, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Funds hereby request that State Street act as Transfer Agent for the new Funds under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Funds hereby confirm, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Information Classification: Limited Access

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

Elevation Series Trust

on behalf of:

TrueShares Structured Outcome (January) ETF, TrueShares Structured Outcome (February) ETF, TrueShares Structured Outcome (March) ETF, TrueShares Structured Outcome (April) ETF, TrueShares Structured Outcome (May) ETF, TrueShares Structured Outcome (June) ETF, TrueShares Structured Outcome (July) ETF, TrueShares Structured Outcome (August) ETF, TrueShares Structured Outcome (September) ETF, TrueShares Structured Outcome (October) ETF, TrueShares Structured Outcome (November) ETF, TrueShares Structured Outcome (December) ETF, RiverNorth Patriot ETF, RiverNorth Enhanced Pre-Merger SPAC ETF, RiverNorth Opal Dividend Income ETF, TrueShares Technology, AI, & Deep Learning ETF, TrueShares Active Yield ETF, TrueShares Eagle Global Renewable Energy Income ETF, and RiverNorth Active Income ETF

By:	/s/ Bradley Swenson
Name:	Bradley Swenson
Title:	President , Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director , Duly Authorized
Signed:	May 12, 2025

Information Classification: Limited Access

EXHIBIT A

Appendix A

SRH U.S. Quality ETF

Sovereign’s Capital Flourish Fund

SRH REIT Covered Call ETF

TrueShares Quarterly Bull Hedge ETF

TrueShares Quarterly Bear Hedge ETF

Clough Hedged Equity ETF

Clough Select Equity ETF

RiverNorth Active Income ETF*

Clough Short Duration ETF*

Clough Flexible Income ETF*

TrueShares Seasonality Laddered Buffered ETF

The Opal International Dividend Income ETF

TrueShares Structured Outcome (January) ETF*

TrueShares Structured Outcome (February) ETF*

TrueShares Structured Outcome (March) ETF*

TrueShares Structured Outcome (April) ETF*

TrueShares Structured Outcome (May) ETF*

TrueShares Structured Outcome (June) ETF*

TrueShares Structured Outcome (July) ETF*

TrueShares Structured Outcome (August) ETF*

TrueShares Structured Outcome (September) ETF*

TrueShares Structured Outcome (October) ETF*

TrueShares Structured Outcome (November) ETF*

TrueShares Structured Outcome (December) ETF*

RiverNorth Patriot ETF*

RiverNorth Enhanced Pre-Merger SPAC ETF*

Information Classification: Limited Access

Exhibit A

RiverNorth Opal Dividend Income ETF*

TrueShares Technology, AI, & Deep Learning ETF*

TrueShares Active Yield ETF*

TrueShares Eagle Global Renewable Energy Income ETF*

*effective upon commencement

Information Classification: Limited Access